SERVICE AGREEMENT

Party A (The Buyer): Tough Built /Fearless Brand owner and its distribution company ***Phalanx Inc ,*** having its register address at 5348 Vegas Drive # 1494 ,Las Vegas , NV 89108 , USA

Party B (The Service Provider): Belegal Industrial Co., Ltd , having its register address at Rm 1501 (021) ,15F ,Spa Centre, 53-55 Lockhart Road, WanChai, HongKong.

According to contract law of PRC and other related regulations, on the basis of equality and voluntary, whereas Party A agreed and accepted Party B to provide below services to Party A:

1) Hiring employees who are dedicated to Party A's business needs.
2) Sourcing /verifying qualified suppliers for the Party A's business in China .
3) Communication coordination between Party A USA team and its China suppliers for all supply-chain issues .
4) Transmitting the Party A signed purchase order to the suppliers, And expedite shipping date for such orders.
5) Conduct "in-process" quality checking and " pre-shipping" inspections.
6) Arrange shipping Party A ordered shipment from suppliers to buyer's designated destinations .
7) Transmitting Party A's payment to its suppliers , paying amounts according to Party A signed purchase order and the signed supplier agreements.

Party A agrees to pay the following items to Party B's bank :

A) The payroll, overhead and other operation expenses for conducting above business activities on monthly basis invoiced from Part B ;
B) The shipped product's cost to suppliers according to the payment term based on the PO and supplier agreements signed by Part A.

Party A will be responsible for arranging payments of all merchandise purchased by Party A in any other manner acceptable to the manufacturer of such merchandise. Party B shall have no responsibility for payment of Party A's purchasing order, sample charges, tooling cost, shipping freight, Buyer's personnel's China traveling cost, insurance, duties or other such costs of buying its merchandise from China.

All disputes arising from the execution of this agreement should be settled through negotiation between both Parties .This Agreement will be governed by, and construed in accordance with, the laws of the People's Republic of China. Any court in Shanghai will have exclusive final jurisdiction of any legal action arising out of this Agreement.

The Buyer –Party A
Tough Built /Fearless Brand owner
and CEO of Phalanx Inc. :

Signed By: [signature]
Printed Name: MICHAEL H. PANOSIAN.
Date : 08/16/2013

The Service Provider—Party B

Belegal Industrial Co., Ltd

For and on behalf of
Belegal Industrial Co., Limited
Signed By: [signature]
Printed Name: ______
Date : 08/19/2013
Authorized Signature(s)